Filed pursuant to Rule 424(b)(5)

Registration No. 333-220632

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities became effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED [ ], 2018

(To the Prospectus dated October 10, 2017)

             Shares

Common Stock

We are offering shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “COCP.” On _________, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $___________ per share.

As of ___________, 2018, the aggregate market value of our common stock held by non-affiliates, or the public float, was $___________, which was calculated based on ___________ shares of our outstanding common stock held by non-affiliates as of the date of _____________ at a price of $______ per share, which was the closing price of our common stock on the Nasdaq Capital Market on ___________, 2018.

In connection with the listing of our shares of common stock on the Nasdaq Capital Market, we implemented a 1 for 30 reverse split of our issued and outstanding common stock on January 24, 2018. All share and per share data in this prospectus have been retroactively restated to reflect the reverse stock split.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2017 which is incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to A.G.P., the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to _____ additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about ________, 2018.

A.G.P.

Offering Securities Through Euro Pacific Capital, Inc.

April ________, 2018

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated October 10, 2017 is part of a “shelf” registration statement on Form S-3 that we initially filed on September 26, 2017, as amended on October 5, 2017, with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on October 10, 2017. By using a “shelf” registration statement, we may sell a number of shares of common stock, preferred stock, warrants to purchase common stock and/or warrants to purchase preferred stock, as described in the accompanying prospectus, from time to time in one or more offerings with a maximum aggregate offering price of up to $150,000,000.

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein. Neither we nor the underwriters have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared for or on behalf of us or to which we have referred you. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus, any issuer free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our” and “Cocrystal” refer to Cocrystal Pharma, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. In particular, these forward-looking statements include, among others, statements about our intended use of proceeds, the development and commercialization of broad-spectrum antiviral drug candidates and their success.

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These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement.

Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project” and other words of similar meaning, although not all forward-looking statements contain these identifying words. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus supplement, and the accompanying prospectus, and the documents incorporated by reference herein and therein.

Important factors that could cause actual results to differ from those in the forward-looking statements include our failure to generate revenue and unsuccessful or significant delays in the development or commercialization of any of our product candidates. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We refer you to our most recent Annual Report on Form 10-K for the year ended December 31, 2017, under the caption “Item 1A – Risk Factors” of such report, and the other documents incorporated by reference into this prospectus supplement for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of the risks involved in investing in our securities.

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Our Business

Cocrystal is a clinical stage biotechnology company seeking to discover and develop novel antiviral therapeutics as treatments for serious and/or chronic viral diseases. Cocrystal employs unique structure based technologies and Nobel Prize winning expertise to create first- and best-in-class antiviral drugs. These technologies, including our nucleoside chemistry expertise, are designed to efficiently deliver small molecule therapeutics that are safe, effective and convenient to administer. We have identified promising, preclinical stage antiviral compounds for unmet medical needs including hepatitis, influenza and norovirus infections.

Hepatitis C. Our Hepatitis C Virus (“HCV”) Non-Nucleoside Polymerase Inhibitor CC-31244 is a potential best-in-class pan-genotypic inhibitor of NS5B polymerase for the treatment of hepatitis C infection. It has the potential to be an important component in an all-oral ultra-short HCV combination therapy. In Phase 1a/b clinical trials CC-31244 showed an acceptable safety profile in both healthy volunteers and HCV-infected patients. There were no serious adverse events or discontinuations due to adverse events. The mean HCV viral load reduction was 1,000-fold at 48 hours and there was a sustained post-treatment antiviral effect of a 100-fold viral reduction after seven days following cessation of treatment. Phase 2a clinical trials are expected to commence in 2018 after regulatory approval is received.

Influenza. We have several preclinical candidates under development for the treatment of influenza infection. CC-42344, a novel PB2 inhibitor, has been selected as a preclinical lead. This candidate binds to a highly conserved PB2 site of influenza polymerase complex (PB1: PB2: PA), and exhibits a novel mechanism of action. CC-42344 showed excellent antiviral activity against influenza A strains, including avian pandemic strains and Tamiflu resistant strains, and has favorable pharmacokinetic profiles. We plan to initiate IND-enabling studies this year.

Norovirus Infections. We continue to identify and develop nucleoside and non-nucleoside polymerase inhibitors.

Cocrystal Technology. We are developing antiviral therapeutics that inhibit the essential replication function of a virus, including the RNA-dependent RNA polymerase enzyme, the NS5A protein of hepatitis C (HCV), and the RNA-dependent RNA polymerases of influenza virus and norovirus. To discover and design these inhibitors, we use a proprietary platform comprising computation, nucleoside and medicinal chemistry, X-ray crystallography, and our extensive know-how. We determine the structures of cocrystals containing the inhibitors bound to the enzyme or protein to guide our design. We also use advanced computational methods to screen and design product candidates using proprietary cocrystal structural information. In designing the candidates, we seek to anticipate and avert potential viral mutations leading to resistance. By designing and selecting drug candidates that interrupt the viral replication process and also have specific binding characteristics, we seek to develop drugs that are not only effective against both the virus and possible mutants of the virus, but which also have reduced off-target interactions that cause undesirable clinical side effects. While this approach is easy to describe, it is much more difficult to carry out. In particular, an extensive knowledge of viruses and drug targets is required. In addition, knowledge and experience in the fields of structural biology, enzymology, and chemistry is required.

We developed our proprietary structure-based drug design and antiviral chemistry under the guidance of Dr. Roger Kornberg, our Chief Scientist and recipient of the Nobel Prize in Chemistry in 2006, and Dr. Raymond Schinazi, our Chairman and a world leader in the area of nucleoside chemistry and a cofounder of several biotechnology companies focusing on antiviral drug discovery and development. Our drug discovery process focuses on those parts of the enzymes to which drugs bind and on drug-enzyme interactions at the atomic level. Additionally, we have developed proprietary targeted in-house chemical libraries of nucleosides, non-nucleoside inhibitors, metal-binding inhibitors, and fragments. Our drug discovery process is different from traditional, empirical, medicinal chemistry approaches that often require iterative high-throughput compound screening and lengthy hit-to-lead processes.

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Corporate Information

Our executive offices and research facilities are located at 1860 Montreal Road, Tucker, Georgia 30084. Our telephone number is (678) 892-8800. We also conduct our principal research from offices located in Bothell, Washington. Our corporate website is www.cocrystalpharma.com. Investors can obtain copies of our SEC filings from our corporate website free of charge, as well as from the SEC website, www.sec.gov. Information contained on our corporate website does not constitute part of the prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Cocrystal Pharma, Inc.

Common stock offered by us	________shares of common stock (or _______ shares of common stock if the underwriters exercise their option to purchase additional shares in full).

Common stock outstanding after this offering	________ shares of common stock (or __________ shares of common stock if the underwriters exercise their option to purchase additional shares in full).

Over-allotment option	______shares of common stock.

Use of proceeds	We expect the net proceeds from this offering will be approximately $________ million (or $______ million if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes and the continued development of novel medicines for use in the treatment of human viral diseases. See “Use of Proceeds” on page S-13 of this prospectus supplement.

NASDAQ Capital Market symbol	“COCP”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement and the other reports incorporated by reference into the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

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The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 24,402,444 shares of common stock outstanding as of March 26, 2018 and excludes, as of that date:

●	209,167 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $15.00 per share;

●	583,522 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $9.91 per share;

●	___________ shares issuable upon conversion of $2 million in convertible notes at a conversion price of $______ per share that will automatically convert at the closing of this offering; and

●	1,601,000 shares of common stock available for future grant under our 2015 Equity Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of the over-allotment option.

RISK FACTORS

An investment in our common stock involves a substantial risk of loss. You should carefully consider the risk factors set forth below and in our Annual Report on Form 10-K for the year ended December 31, 2017, together with the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before you decide to invest in our common stock. The occurrence of any of these risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Statement Regarding Forward-Looking Information.”

Risks Relating to Our Business

Because we have lost $138 million from inception through December 31, 2017 and expect to continue losing money for an unforeseen number of years, we cannot assure you we will ever generate revenue, achieve income from operations or have positive cash flow.

As an early stage drug development company, our focus is on developing product candidates, obtaining regulatory approval and commercializing pharmaceutical products. As a result, we have lost $138 million from inception through December 31, 2017, we expect losses to continue, and have never generated material revenue or revenue from product sales. Consequently, even with the proceeds of this offering, it is likely that we will need to raise money again in the future. We cannot assure you that we will ever generate revenue, income from operations or have positive cash flow.

Our ability to continue as a going concern is in doubt absent obtaining adequate new financing.

We incurred a net loss of approximately $613,000 in 2017 and $75 million in 2016. We anticipate that we will continue to lose money for the foreseeable future. Based on cash on hand as of March 16, 2018 of approximately $1.9 million, Cocrystal does not have the capital to finance operations for the next 12 months. This raises substantial doubt about our ability to continue as a going concern. Our auditors issued an audit opinion for the year ended December 31, 2017 which contained what is referred to as a “going concern” opinion. Our continued existence is dependent upon obtaining adequate new financing. Because of our continuing losses, if we do not obtain new financing, we may have to continue to reduce our expenditures. Working capital limitations may impinge on our day-to-day operations, including causing us to reduce our research and development or planned clinical trials.

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If we do not raise additional debt or equity capital, we may not be able to remain operational.

Presently we have cash to last through June 2018. Accordingly, we must raise approximately $8 to $10 million to support our planned operations over the next 12 months.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is very expensive. We expect our research and development expenses to substantially increase as we advance our product candidates toward clinical trials. In order to conduct these trials, we will need to raise additional capital to support our operations and such funding may not be available to us on acceptable terms, or at all. Moreover, any future financing may be at prices less than the public offering price of this offering and be very dilutive to our existing stockholders.

As we move lead compounds through toxicology and other preclinical studies, also referred to as nonclinical studies, we have and we will be required to file an Investigational New Drug application or its equivalent in foreign countries, and as we conduct clinical development of product candidates, we may have adverse results that may cause us to consume additional capital. If we have partners, they may not elect to pursue the development and commercialization of our product candidates subject to our respective agreements with them. These events may increase our development costs more than we expect. We may need to raise additional capital or otherwise obtain funding through strategic alliances if we initiate clinical trials for new product candidates other than programs currently partnered. We will require additional capital to obtain regulatory approval for, and to commercialize, product candidates.

Efforts to secure additional financing may divert our management’s attention from our day-to-day activities, which may adversely affect our ability to develop and commercialize product candidates.

We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we cannot raise additional capital when required or on acceptable terms, we may be required to:

●	significantly delay, scale back or discontinue the development or commercialization of any product candidates;

●	seek strategic alliances for research and development programs at an earlier stage than otherwise would be desirable or on terms less favorable than might otherwise be available; or

●	relinquish or license on unfavorable terms, our rights to technologies or any product candidates we otherwise would seek to develop or commercialize ourselves.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing development and commercialization efforts, which will have a material adverse effect on our business, operating results and prospects or may render us unable to continue operations at all.

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We have never generated revenue and expect that due to the regulatory constraints on a drug development company with products in the pre-clinical and early clinical stages, we may not ever generate revenue and may continue to incur significant losses for the foreseeable future.

We are primarily a pre-clinical and early clinical stage, biopharmaceutical discovery and development company. Since inception, our operations have been limited to organizing and staffing the Company, acquiring and developing intellectual property rights, developing our technology platform, undertaking basic research on viral replication enzyme targets and conducting preclinical studies for our initial programs. In 2016, we initiated our first clinical trial, a Phase 1 study for a hepatitis C product. In August 2017, we announced positive data from the completion of the HCV Phase 1 study. In 2018, we plan to initiate a Phase 2a study for HCV, subject to regulatory approval. Because of the need to complete clinical trials, establish safety and efficacy and obtaining regulatory approval, we do not anticipate generating product revenue for at least five years and will continue to sustain large losses.

We have devoted the majority of our financial resources to research and development. We have financed our operations primarily through the sale of equity securities. The results of our operations will depend, in part, on the rate of future expenditures and our ability to obtain funding through equity or debt financings, strategic alliances or grants. We anticipate our expenses will increase substantially if and as we continue our research and clinical and preclinical development of our product candidates. We anticipate that if we continue to undertake clinical studies our expenses will increase even further.

Because we have yet to generate any revenue on which to evaluate our potential for future success and to determine if we will be able to execute our business plan, it is difficult to evaluate our future prospects and the risk of success or failure of our business.

Our ability to generate revenue and achieve profitability depends on our ability, alone or with partners, to successfully complete the development of, obtain the regulatory approvals for and commercialize pharmaceutical product candidates. We have no pharmaceutical product candidates that have generated any commercial revenue, do not expect to generate revenues from the commercial sale of pharmaceutical products in the near future, and might never generate revenues from the sale of pharmaceutical products. Our ability to generate revenue and achieve profitability will depend on, among other things, the following:

●	identifying and validating new therapeutic strategies;

●	completing our research and preclinical development of pharmaceutical product candidates;

●	initiating and completing clinical trials for pharmaceutical product candidates;

●	seeking and obtaining regulatory marketing approvals for pharmaceutical product candidates that successfully complete clinical trials;

●	establishing and maintaining supply and manufacturing relationships with third parties;

●	launching and commercializing pharmaceutical product candidates for which we obtain regulatory marketing approval, with a partner or, if launched independently, successfully establishing a sales force, marketing and distribution infrastructure;

●	maintaining, protecting, enforcing, defending and expanding our intellectual property portfolio; and

●	attracting, hiring and retaining qualified personnel.

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Because of the numerous risks and uncertainties associated with pharmaceutical product development, we cannot predict the timing or amount of increased expenses and when we will be able to achieve or maintain profitability, if ever. Our expenses could increase beyond expectations if we are required by the regulatory agencies to perform unanticipated studies and trials.

Even if one or more pharmaceutical product candidates we independently develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved pharmaceutical product candidate. Moreover, if we can generate revenues from the sale of any approved pharmaceutical products, we may not become profitable and may need to obtain additional funding to continue operations.

Because our future commercial success depends on gaining regulatory approval for our products, we cannot generate revenue without obtaining approvals.

Our long-term success and generation of revenue will depend upon the successful development of new products from our research and development activities, including those licensed or acquired from third parties. Product development is very expensive and involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product. The process for obtaining regulatory approval to market a product like our hepatitis C product is expensive, often takes many years, and can vary substantially based on the type, complexity, and novelty of the product candidates involved. Our ability to generate revenues would be adversely affected if we are delayed or unable to successfully develop our products.

We cannot guarantee that any marketing application for our product candidates will be approved. If we do not obtain regulatory approval of our products or we are significantly delayed or limited in doing so, we cannot generate revenue, and we may need to significantly curtail operations.

Risk Related to This Offering

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds.” Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business.

The price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price of our common stock following this offering may be higher or lower than the public offering price. The market price of our common stock following this offering will depend on a number of factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our common stock include the following:

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●	price and volume fluctuations in the overall stock market from time to time;

●	volatility in the market prices and trading volumes of biotechnology stocks generally, or those in our industry in particular;

●	our announcements concerning the initiation and results of clinical trials;

●	changes in operating performance and stock market valuations of other biotechnology companies generally, or those in our industry in particular;

●	sales of shares of our stock by us or our stockholders;

●	the failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	announcements by us or our competitors of new novel medicines;

●	the public’s reaction to our earnings releases, other public announcements and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	actual or anticipated changes in our operating results or fluctuations in our operating results;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management; and

●	general economic conditions and slow or negative growth in any of our significant markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

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If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or equity-linked securities in the future, which may result in additional dilution to you.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of outstanding options to purchase common stock. If the holders of these options exercise their options, you may incur further dilution. Also, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible into or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

As of the date of this prospectus supplement, our directors, executive officers and principal stockholders (those beneficially owning in excess of 5%), and their respective affiliates, beneficially own approximately ____% of our outstanding shares of common stock. As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets.

Dr. Schinazi, our Board Chairman, and Dr. Philip Frost, a director and certain other stockholders entered into a Stockholders Rights Agreement in November 2014 when we acquired another company headed by Dr. Schinazi. This Agreement gives each of Dr. Schinazi and Dr. Frost (and certain other stockholders) the right to designate three directors to a seven person board of directors and together agree upon the seventh designee. In addition, our principal stockholders, acting together, would have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in corporate control;

●	impeding a merger, consolidation, takeover or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Further, the Stockholder Rights Agreement provides Dr. Schinazi and Dr. Frost and certain other Cocrystal stockholders with rights including the right to approve future financings and a right of first refusal, which have not been impediments to date. However, in the event of any future disagreements between Dr. Schinazi and Dr. Frost, we may be unable to raise future capital we need or make concessions to one of these directors, which may adversely affect us or result in added expenses.

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Although our common stock is listed on the Nasdaq Capital Market, we are subject to a risk that Nasdaq will delist us or subject us to additional trading restrictions, which could limit investors’ ability to make transactions in our securities.

Our common stock recently began trading on the Nasdaq Capital Market, a national securities exchange. Nasdaq rules require us to meet certain requirements for continued listing including our stock price and number of public stockholders. We cannot assure you that we will be able to meet the continued listing requirements. If the Nasdaq Capital Market removes our common stock from trading on its exchange for not meeting its continued listing requirements, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our common stock;

●	reduced liquidity with respect to our common stock;

●	a determination that our shares of common stock are a “penny stock” which will require broker-dealers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our common stock is listed on the Nasdaq Capital Market, our common stock is a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities. In many states, we would not meet the merit review standards which are applied for public offerings.

Because our common stock is thinly traded, purchasers in this offering may incur difficulty in selling their shares at or above the price they paid for them.

Until March 11, 2018, our common stock traded on the OTCQB, which has not been a liquid market. While the Nasdaq Capital Market where our common stock is listed is more liquid than the OTCQB, in the brief period since its listing, the volume is not materially greater. We cannot assure you that an active market for our common stock will develop, or if it does, it will be sustained. Accordingly, investors may experience difficulty is selling their shares of common stock at or above the price they paid for them.

Future sales of our common stock could cause the market price for our common stock to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

S-11

The shares of common stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

We and our directors, executive officers and other stockholders have agreed to a “lock-up”, pursuant to which neither we nor they will sell any shares without the prior consent of A.G.P. for 90 days after the date of this prospectus supplement, subject to certain exceptions and extensions under certain circumstances. Following the expiration of the applicable lock-up period, all of these shares of our common stock will also be eligible for future sale, subject to the limitations in Rule 144 under the Securities Act. See a more detailed discussion at pages S-17 and S-18.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Nasdaq listing standards. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our management has concluded that our disclosure controls and procedures were not effective as of December 31, 2017 as the result of certain material weaknesses in our internal control over financial reporting identified in our Annual Report on Form 10-K for the year ended December 31, 2017. Other weaknesses in our disclosure controls and internal control over financial reporting may be identified in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC.

BDO USA, LLP, our independent registered public accounting firm, has audited the effectiveness of our internal control over financial reporting and has also concluded that the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2017.

Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

S-12

RECENT SALES OF SECURITIES

In November 2017, we raised $1 million from the sale of two-year convertible notes to two investors including our Chairman of the Board, Dr. Raymond Schinazi, who invested $500,000. In January 2018, we raised an additional $1 million from the sale of a similar convertible note to Opko Health, Inc. Dr. Philip Frost, a director of Cocrystal, is the Chief Executive Officer of Opko Health, Inc. Dr. Frost disclaims beneficial ownership of our securities owned by Opko Health, Inc. The convertible notes are convertible at the lesser of (i) $8.10 per share or (ii) the public offering price. The convertible notes will automatically convert upon the closing of this offering.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $_____ million (or $_____ million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes and the continued development of novel medicines for use in the treatment of human viral diseases.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, investment-grade securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2017 as follows:

●	on an actual basis.

●	on a pro forma as adjusted basis to give effect to our issuance and sale of shares of common stock in this offering at the public offering price of $______ per share and the issuance of restricted stock from conversion of $2 million in convertible notes at a conversion price of $______ per share (of which $1 million of the notes were issued subsequent to December 31, 2017), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

S-13

You should read this table in conjunction with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from our Form 10-K for the year ending December 31, 2017, including the historical financial statements and related notes included in the report.

	As of December 31, 2017
	Actual	Pro Forma as Adjusted
		(unaudited)
	(in thousands, except share and per share data)
Balance Sheet Data:
Stockholders’ equity:
Common stock, $0.001 par value: 800,000 authorized 24,275 shares issued and outstanding, actual; 800,000 shares authorized _________ shares issued and outstanding, pro forma; and 800,000 shares authorized ___________ shares issued and outstanding, pro forma as adjusted	24
Additional paid-in capital	243,419
Accumulated deficit	(138,043)	(138,043)
Total stockholders’ equity	105,400
Total capitalization	$121,426	$

The number of shares of our common stock in the table above excludes, as of December 31, 2017 (in thousands, except for per share data):

●	711 shares of common stock issuable upon exercise of options outstanding under our 2007 Equity Incentive Plan and 2015 Equity Incentive Plan, at a weighted-average exercise price of approximately $8.39 per share;

●	209 shares of our common stock issuable upon the exercise of outstanding warrants to purchase shares of our common stock with a weighted-average exercise price of $15.00 per share;

●	__________ shares of common stock issuable upon the exercise of warrants being issued to the underwriters in connection with this offering; and

●	1,656 shares of common stock reserved for future issuance under our 2007 Equity Incentive Plan and 2015 Equity Incentive Plan.

DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2017 was $(___) million, or $(___) per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities, goodwill and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

S-14

After giving effect to the sale by us of _________shares of our common stock in this offering at the offering price of $________ per share, and after deducting underwriting discounts and commissions, and approximately $_______of estimated offering expenses payable by us, our net tangible book value as of December 31, 2017 would have been approximately $________ million, or $_______ per share of common stock. This amount represents an immediate increase in net tangible book value of $______ per share to existing stockholders and an immediate dilution of $_______ per share to purchasers in this offering.

The following table illustrates the dilution:

Offering price per share	$

Net tangible book value per share as of December 31, 2017	$	(_____	)

Increase in net tangible book value per share attributable to this offering

Net tangible book value per share as of ___________ as adjusted after this offering

Dilution per share to new investors in this offering	$

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 24,402,444 shares of common stock outstanding as of March 26, 2018 and excludes, as of that date:

●	____________ shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $________ per share;

●	_______ shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $_______ per share;

●	_____shares of common stock available for future grant under our 2015 Equity Incentive Plan.

If the underwriters exercise in full their option to purchase additional shares of common stock, our net tangible book value as of December 31, 2017 would have been approximately $____ million, or $_____per share of common stock, representing an immediate increase in net tangible book value of $______ per share to existing stockholders and an immediate dilution of $_______ per share to purchasers in this offering.

To the extent that any outstanding options or warrants are exercised, new options are issued under the plans, restricted stock awards vest, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investors.

S-15

UNDERWRITING

A.G.P. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement, dated ___________, 2018 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares of Common Stock
A.G.P.
Total

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof. The underwriters are offering the shares and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the shares of common stock offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriters may offer some of the shares of common stock to other securities dealers at such price less a concession of $_______ per share of common stock. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a further supplement to this prospectus supplement.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of ________ additional shares from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $_____ million and the total proceeds to us, before expenses, will be approximately $_____ million.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Total Per Share of Common Stock	Total Without Over-allotment	Total With Over-allotment
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$

S-16

We have agreed to pay to the representative a non-accountable expense allowance in the amount of 1% of the total public offering price of the shares of common stock that are sold pursuant to the over-allotment option).

We have agreed to reimburse the underwriters at closing for legal and out-of-pocket accountable expenses incurred by them in connection with marketing the offering in an amount not to exceed $150,000 (inclusive of $75,000 for attorney’s fees). We have also agreed to pay the costs of any third party escrow agent, which may also be the representative’s clearing agent, up to $5,000.

Underwriter Warrants. We have agreed to issue to the underwriters warrants, or the Underwriter Warrants, to purchase a number of shares of common stock equal to 2% of the number of shares of common stock sold by us in the offering. The Underwriter Warrants are exercisable for cash or on a cashless basis at a per share exercise price equal to 110% of the public offering price per share in the offering, are exercisable beginning six months after the effective date of the offering and expiring on a date which is no more than four years from the initial exercise date. The Underwriter Warrants provide for a one-time demand registration right and unlimited piggyback registration rights. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal. Until eight months after the closing date of the offering, the representative will have an irrevocable right of first refusal to act as sole and exclusive investment banker, sole and exclusive book-runner and/or sole and exclusive placement agent at the representative’s sole and exclusive discretion for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve month period, of the Company on commercially reasonable terms and conditions. Notwithstanding the foregoing, we may sell securities directly to our directors, affiliates or to Mr. Wang Hou and his affiliates so long as no broker dealer is involved in the sale of such securities.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. Our directors and executive officers and two of our stockholders entered into lock-up agreements with the underwriters. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of the representative. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or securities convertible into, or exchangeable or exercisable for, our common stock;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction described in the this paragraph or the paragraph above is to be settled by delivery of our securities, in cash or otherwise;

S-17

●	make any demand for or exercise any right with respect to the registration of any of our securities; or

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of capital stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

We agreed that, for a period of 90 days from the date of this prospectus supplement (the “Lock-Up Period”), we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. In addition, the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the representative, which consent will not be unreasonably withheld, it will not, for an additional period of 90 days from the end of the Lock-Up Period, issue any shares of common stock at a price lower than the offering price, including issuance of shares of common stock in exchange for debt. These restrictions shall not apply to (i) the shares of common stock to be sold in the offering, (ii) the issuance by the Company of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date of the prospectus supplement, of which the representative has been advised in writing, (iii) the issuance of shares in a merger or acquisition transaction, or (iv) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company.

We further agreed that, without the prior written consent of the representative, we will not, for a period of six months from the date of the prospectus supplement, directly or indirectly in any “at-the-market” or continuous equity transaction, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock. Furthermore, the Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days from the Lock-up Period, enter into any variable rate transactions, including converting debt to equity at a variable rate.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

S-18

Other Relationships. Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may receive customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any further services.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter s will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

S-19

Passive Market Making. In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the shares of common stock under this prospectus supplement is only made to persons to whom it is lawful to offer the shares of common stock without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the shares of common stock sold to the offeree within twelve (12) months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the shares of common stock, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The shares of common stock may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common stock and warrants will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

S-20

An offer to the public of the shares of common stock has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The shares of common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the shares of common stock have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The shares of common stock have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

S-21

Israel

The shares of common stock offered by this prospectus supplement has not been approved or disapproved by the Israeli Securities Authority, or “ISA,” nor have such shares of common stock been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus supplement; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the shares of common stock being offered. Any resale in Israel, directly or indirectly, to the public of the shares of common stock offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the shares of common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the shares of common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the shares of common stock or distribution of any offer document relating to the shares of common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the shares of common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such Series B Preferred Stock and warrants being declared null and void and in the liability of the entity transferring the Series B Preferred Stock for any damages suffered by the investors.

S-22

Japan

The shares of common stock have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock and warrants is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the shares of common stock have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of Series B Preferred Stock and warrants in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the shares of common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument)). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the Series B Preferred Stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

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United Arab Emirates

Neither this document nor the shares of common stock has been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the shares of common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the shares of common stock, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for the shares of common stock is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the shares of common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the shares of common stock may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the shares of common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”); (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO; or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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LEGAL MATTERS

The legality of the common stock offered by this prospectus supplement has been passed upon for us by Nason Yeager Gerson White & Lioce, PA, Palm Beach Gardens, Florida. Sichenzia Ross Ference Kesner LLP, New York, New York, is acting as counsel to the underwriters in connection with certain legal matters relating to the shares of common stock offered by this prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this Prospectus Supplement have been so incorporated by reference in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017), incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Cocrystal at www.sec.gov. You may also access our SEC reports and proxy statements free of charge at our website, www.cocrystalpharma.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement, which includes additional information about us and the securities offered by this prospectus. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 21, 2018;

●	Our current reports on Form 8-K filed with the SEC on January 8, 2018, January 24, 2018, February 6, 2018 and February 14, 2018 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items);

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38418), filed with the SEC under Section 12(b) of the Exchange Act on March 9, 2018, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Cocrystal Pharma, Inc., Attention: Corporate Secretary at 1860 Montreal Road, Tucker, Georgia 30084, telephone: (678) 892-8800.

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PROSPECTUS

$150,000,000

Cocrystal Pharma, Inc.

Common Stock

Preferred Stock

Warrants

Units

Cocrystal Pharma, Inc. intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $150,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is traded on the OTCQB under the symbol “COCP.” On September 22, 2017, the last reported sales price of our common stock on the OTCQB was $0.28 per share and our public float consisted of 293,887,980 shares of common stock.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2017

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “Cocrystal,” “we,” “us,” and “our” refer to Cocrystal Pharma, Inc. and its consolidated subsidiaries.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Incorporation of Certain Documents by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

Cocrystal Pharma, Inc. is a biotechnology company working to develop novel medicines for use in the treatment of human viral diseases. Cocrystal has developed proprietary structure-based drug design technology and antiviral nucleoside chemistry to create first-in-class and best-in-class antiviral drug candidates. Our focus is to pursue the development and commercialization of broad-spectrum antiviral drug candidates that will transform the treatment and prophylaxis of hepatitis C, influenza and norovirus infections. By concentrating our research and development efforts on viral replication inhibitors, we plan to leverage our infrastructure and expertise in these areas.

Corporate Information

Our principal executive offices are located at 1860 Montreal Road, Tucker, Georgia 30084 and our telephone number is (404) 601-1430. Our Internet website address is www.cocrystalpharma.com. The information on our website is not incorporated into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the incorporated documents contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

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The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017, as subsequently amended, as well as the risks, uncertainties and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Documents By Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 800,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are authorized to issue 800,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

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As of September 25, 2017, we had 726,531,530 shares of common stock outstanding. In addition, as of that date, there were 29,326,000 shares underlying our outstanding warrants and stock options.

Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. As the date of this prospectus, we had no shares of preferred stock issued and outstanding.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our shareholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Delaware Law and of Our Charter and Bylaws - Issuance of “blank check” Preferred Stock,” below.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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Transfer Agent

We have appointed Equity Stock Transfer as our transfer agent. Their contact information is: 237 West 37th Street, Suite 601, New York, New York 10018, phone number (917) 746-4595, facsimile (347) 584-3644.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BYLAWS

Anti-takeover Provisions

In general, Section 203 of the Delaware General Corporation Law, or the DGCL, prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more shareholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that this shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:

●	before the shareholder became interested, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

●	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the shareholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its shareholders). Our Certificate of Incorporation does not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore we are subject to the anti-takeover statute.

Issuance of “blank check” preferred stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company.

Our Bylaws also allow our Board of Directors to fix the number of directors. Our shareholders do not have cumulative voting in the election of directors.

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Special Shareholder Meetings and Action by Written Consent

Under our Bylaws, special meetings of the shareholders shall be held when directed by (i) the Board of Directors, or (ii) when requested in writing by the holders of not less than 20 percent of all the shares entitled to vote at the meeting. Our Bylaws do not permit meetings of shareholders to be called by any other person. This could have the effect of delaying or preventing unsolicited takeovers and changes in control or changes in our management.

Indemnification of Directors and Officers.

Section 145(a) of the DGCL, which Cocrystal is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under Section 145(a) and (b) of the DGCL (unless ordered by a court) shall be made by Cocrystal only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. We have entered into Indemnification Agreements with each director and executive officer.

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Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 11 of Cocrystal’s Certificate of Incorporation provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL.

Cocrystal carries directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to Cocrystal and its subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Cocrystal has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or dealers;

●	directly to purchasers;

●	in a rights offering;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	in block trades;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

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●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the OTCQB, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on the OTCQB. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently traded on the OTCQB. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

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Any compensation we pay underwriters or dealers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, White & Lioce, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the company’s internal control over financial reporting as of December 31, 2016), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this registration statement:

●	Our annual report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017 (as amended by the Form 10-K/A filed April 27, 2017);

●	Our quarterly report on Form 10-Q for the quarter ended March 31, 2017, filed on May 10, 2017 and our quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed on August 8, 2017;

●	Our current reports on Form 8-K filed on January 9, 2017, January 30, 2017, February 16, 2017, February 24, 2017, April 24, 2017, and June 1, 2017;

●	The description of our common stock in our registration statement on Form S-8 filed with the SEC on January 2, 2014, as updated by any amendments and reports filed for the purpose of updating such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Also, the SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including the registration statement. The website address is www.sec.gov.

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                   Shares

Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

Offering Securities Through Euro Pacific Capital, Inc.

April ___, 2018